EXHIBIT 99.1

TTM Technologies, Inc. Reports Third Quarter 2011 Results

SANTA ANA, Calif., Nov. 2, 2011 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), a major global printed circuit board (PCB) manufacturer, today reported results for the third quarter 2011, ended September 26, 2011.

Third Quarter 2011 Highlights

  Net sales were $358.3 million
  GAAP net income attributable to stockholders was $24.5 million, or $0.30 per diluted share
  Non-GAAP net income attributable to stockholders was $31.0 million, or $0.38 per diluted share
  Gross margin was 19.7 percent

"Our third quarter financial results were impacted by the challenging macroeconomic environment," said Kent Alder, President and CEO of TTM. "Softer demand for printed circuit boards due to weaker economic conditions – combined with several push outs of orders at the end of the quarter – led to lower than expected revenue for the quarter."

"We remain confident that the underlying long-term drivers for advanced PCBs, such as the proliferation of converged mobile devices and the surge in networking applications, remain unchanged," Alder said.  "We believe we have invested wisely in our capacity expansion, which has been focused on advanced PCB technology, enabling TTM to be well positioned for the next stage of growth when the demand environment improves."

Financial Results

Net sales for the third quarter decreased to $358.3 million from $366.1 million in the second quarter.

Operating income for the third quarter increased to $36.3 million compared to an operating loss of $8.5 million in the second quarter due to a non-cash asset impairment charge of $48.1 million. Excluding the asset impairment charge, operating income for the second quarter was $39.6 million.

GAAP net income attributable to stockholders for the third quarter was $24.5 million, or $0.30 per diluted share, compared to net loss of $20.9 million, or $0.26 per basic share, for the second quarter. Included in the second quarter net loss attributable to stockholders was the after-tax asset impairment charge of $46.6 million, or $0.57 per basic share.

On a non-GAAP basis, net income attributable to stockholders for the third quarter was $31.0 million, or $0.38 per diluted share. This compares to non-GAAP net income attributable to stockholders of $32.9 million, or $0.40 per diluted share, in the second quarter.

EBITDA for the third quarter was $59.3 million, or 16.5 percent of net sales, compared to adjusted EBITDA of $64.2 million, or 17.5 percent of net sales, for the second quarter.

Please refer to the tables below for a reconciliation between GAAP and non-GAAP net income attributable to stockholders as well as adjusted EBITDA.

Business Outlook

For the fourth quarter, TTM estimates revenue will be in the range of $345 million to $365 million, GAAP earnings attributable to stockholders in a range from $0.19 to $0.28 per diluted share and non-GAAP earnings attributable to stockholders in a range from $0.27 to $0.36 per diluted share.

To Access the Live Webcast/Conference Call

The company will host a conference call and webcast to discuss the third quarter results and the fourth quarter outlook on Wednesday, November 2, 2011, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).

Telephone access is available by dialing domestic 1-877-941-6009 or international 1-480-629-9645. The conference call also will be webcast on TTM Technologies' website at www.ttmtech.com.

To Access a Replay of the Webcast

The webcast will be available for replay until November 9, 2011, on TTM Technologies' website at www.ttmtech.com.

About Our Non-GAAP Financial Measures

This release includes information about the Company's non-GAAP net income attributable to stockholders and non-GAAP earnings per share attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures -- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt, asset impairment, restructuring and other charges as well as the associated tax impact of these charges -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance. These statements reflect the company's current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the company's dependence upon the electronics industry, contemplated significant capital expenditures and related financing requirements, the Company's ability to integrate and manage its Asia Pacific operations, the company's dependence upon a small number of customers, the unpredictability of and potential fluctuation in future revenues and operating results and other "Risk Factors" set forth in the company's most recent SEC filings.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the company's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

The TTM Technologies logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5691

- Tables Follow -

TTM Technologies, Inc. Reports Third Quarter 2011 Results

TTM TECHNOLOGIES, INC.
Selected Unaudited Financial Information
(In thousands, except per share data)

	Third Quarter		Second Quarter	First Three Fiscal Quarters
	2011	2010	2011	2011	2010

CONSOLIDATED STATEMENTS OF OPERATIONS

Net sales	$ 358,261	$ 357,813	$ 366,117	$ 1,067,179	$ 806,280
Cost of goods sold	287,587	277,478	288,782	837,244	641,878

Gross profit	70,674	80,335	77,335	229,935	164,402

Operating expenses:
Selling and marketing	8,668	9,055	9,323	27,024	24,885
General and administrative	21,342	21,922	24,111	68,504	56,308
Amortization of definite-lived intangibles	4,315	3,653	4,321	12,794	9,065
Restructuring charges	--	--	--	--	449
Impairment of long-lived assets	--	--	48,125	48,125	766
Total operating expenses	34,325	34,630	85,880	156,447	91,473

Operating income (loss)	36,349	45,705	(8,545)	73,488	72,929

Interest expense	(6,734)	(6,690)	(6,684)	(19,709)	(15,882)
Interest income	139	164	166	502	360
Other, net	1,214	2,405	3,269	5,263	2,382

Income (loss) before income taxes	30,968	41,584	(11,794)	59,544	59,789
Income tax provision	(4,921)	(9,439)	(8,474)	(24,677)	(16,419)

Net income (loss)	26,047	32,145	(20,268)	34,867	43,370

Net income attributable to noncontrolling interest	(1,569)	(3,054)	(635)	(4,169)	(4,865)
Net income (loss) attributable to stockholders	$ 24,478	$ 29,091	$ (20,903)	$ 30,698	$ 38,505

Earnings (loss) per share attributable to stockholders:
Basic	$ 0.30	$ 0.36	$ (0.26)	$ 0.38	$ 0.58
Diluted	$ 0.30	$ 0.36	$ (0.26)	$ 0.37	$ 0.57

Weighted average common shares:
Basic	81,332	80,059	81,309	81,119	66,730
Diluted	81,934	80,521	81,309	81,929	67,251

SELECTED BALANCE SHEET DATA
	September 26, 2011	December 31, 2010
Cash and cash equivalents	$ 207,666	$ 216,078
Accounts and notes receivable, net	301,194	287,703
Inventories	147,637	135,385
Total current assets	696,681	676,499
Property, plant and equipment, net	755,258	740,630
Other non-current assets	326,314	344,823
Total assets	$ 1,778,253	$ 1,761,952

Short-term debt, including current portion long-term debt	$ 120,777	$ 67,123
Accounts payable	216,041	204,974
Total current liabilities	486,020	418,200
Debt, net of discount	366,722	458,278
Total long-term liabilities	390,813	510,894
Noncontrolling interest	111,416	104,603
Total stockholders' equity	901,420	832,858
Total liabilities and stockholders' equity	$ 1,778,253	$ 1,761,952
SUPPLEMENTAL DATA
	Third Quarter		Second Quarter	First Three Fiscal Quarters
	2011	2010	2011	2011	2010
Gross margin	19.7%	22.5%	21.1%	21.5%	20.4%
Adjusted EBITDA margin	16.5	18.7	17.5	17.8	14.6
Operating margin	10.1	12.8	(2.3)	6.9	9.0

End Market Breakdown:
	Third Quarter		Second Quarter
	2011	2010	2011

Aerospace/Defense	16%	17%	17%
Cellular Phone	10	11	9
Computing/Storage/Peripherals	21	21	23
Medical/Industrial/Instrumentation	7	9	7
Networking/Communications	38	36	38
Other	8	6	6

Stock-based Compensation:
	Third Quarter		Second Quarter
	2011	2010	2011
Amount included in:
Cost of goods sold	$ 218	$ 309	$ 255
Selling and marketing	101	104	100
General and administrative	1,735	1,241	1,770
Total stock-based compensation expense	$ 2,054	$ 1,654	$ 2,125

Operating Segment Data:
	Third Quarter		Second Quarter
Net sales:	2011	2010	2011
Asia Pacific	$ 222,284	$ 211,463	$ 226,203
North America	137,355	148,263	142,245
Total sales	359,639	359,726	368,448
Inter-segment sales	(1,378)	(1,913)	(2,331)
Total net sales	$ 358,261	$ 357,813	$ 366,117

Operating segment income (loss):
Asia Pacific	$ 27,855	$ 32,211	$ (18,016)
North America	12,809	17,147	13,792
Total operating segment income (loss)	40,664	49,358	(4,224)
Amortization of definite-lived intangibles	(4,315)	(3,653)	(4,321)
Total operating income (loss)	36,349	45,705	(8,545)
Total other expense	(5,381)	(4,121)	(3,249)
Income (loss) before income taxes	$ 30,968	$ 41,584	$ (11,794)

RECONCILIATIONS[1]
	Third Quarter		Second Quarter	First Three Fiscal Quarters
	2011	2010	2011	2011	2010
Adjusted EBITDA reconciliation[2]:
Net income (loss)	$ 26,047	$ 32,145	$ (20,268)	$ 34,867	$ 43,370
Add back items:
Income tax provision	4,921	9,439	8,474	24,677	16,419
Interest expense	6,734	6,690	6,684	19,709	15,882
Amortization of definite-lived intangibles	4,343	3,682	4,350	12,881	9,152
Depreciation expense	17,231	14,931	16,826	49,752	32,113
EBITDA	$ 59,276	$ 66,887	$ 16,066	$ 141,886	$ 116,936

Add back: Impairment of long-lived assets	--	--	48,125	48,125	766
Adjusted EBITDA	$ 59,276	$ 66,887	$ 64,191	$ 190,011	$ 117,702

Non-GAAP EPS reconciliation[3]:
GAAP net income (loss) attributable to stockholders	$ 24,478	$ 29,091	$ (20,903)	$ 30,698	$ 38,505
Add back items:
Amortization of definite-lived intangibles	4,343	3,682	4,350	12,881	9,152
Stock-based compensation	2,054	1,654	2,125	5,933	4,660
Non-cash interest expense	1,909	2,187	2,116	6,216	5,555
Impairment, restructuring and other charges	--	467	48,125	48,125	17,803
Income tax effects	(1,826)	(2,113)	(2,894)	(6,713)	(9,831)
Non-GAAP net income attributable to stockholders	$ 30,958	$ 34,968	$ 32,919	$ 97,140	$ 65,844

Non-GAAP earnings per diluted share attributable to stockholders	$ 0.38	$ 0.43	$ 0.40	$ 1.19	$ 0.98

[1] This information provides a reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders to the financial information in our consolidated statements of operations.

[2] Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization and asset impairment. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

[3] This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures --- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), asset impairment, restructuring and other charges as well as the associated tax impact of these charges --- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.
CONTACT: Steve Richards, CFO
         714-327-3000